Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

April 25, 2019

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Ladies and Gentlemen:

Introduction. Subject to the terms and conditions herein (this “Agreement”), Avalon GloboCare Corp., a Delaware corporation (the “Company”), hereby agrees to sell up to an aggregate of $6,000,008 of registered securities consisting of (i) an aggregate of 1,714,288 authorized but unissued shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 1,714,288 authorized but unissued shares of Common Stock (the “Warrant Shares”) at an exercise price of $3.50 per Warrant Share directly to various investors (each, an “Investor” and, collectively, the “Investors”) through Roth Capital Partners, LLC, as placement agent (the “Placement Agent”). The documents executed and delivered by the Company and the Investors in connection with the Offering (as defined below), including, without limitation, a securities purchase agreement (the “Purchase Agreement”), shall be collectively referred to herein as the “Transaction Documents.” The transaction consists of units. The units will consist of Shares and Warrants, each consisting of one Share and a Warrant to purchase one Warrant Share, sold together as a fixed combination (the “Units”). The Shares and the Warrants comprising the Units shall be immediately separable and transferable upon issuance. The Units will be offered and sold to the Investors at a purchase price of $3.50 per Unit. The Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive Placement Agent in connection with the offering and sale by the Company of the Units pursuant to the Company’s registration statement on Form S-3 (File No. 333-229118) (the “Original Registration Statement”), with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Units, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its Affiliates (as defined below) be obligated to underwrite or purchase any of the Units for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Units and the Company shall have the sole right to accept offers to purchase Units and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the securities comprising the Units shall be made at one or more closings (each, a “Closing” and the date on which each Closing occurs, a “Closing Date”). As compensation for services rendered, on each Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i) A cash placement fee equal to 7.5% of the gross proceeds received by the Company from the sale of the Units at the Closing of the Offering.

(ii) The Company also agrees to reimburse Placement Agent’s expenses pursuant to Section 6 hereof immediately upon the Closing of the Offering.

(b) The term of the Placement Agent’s exclusive engagement will be until the completion of the Offering (the “Exclusive Term”); provided, however, that a party hereto may terminate the engagement with respect to itself at any time upon 10 days written notice to the other parties. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions herein will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof, and which are permitted to be reimbursed under Rule 5110(f)(2)(D) promulgated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”).

Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of each Closing Date, as follows:

(a) Securities Law Filings. The Company has filed with the Securities and Exchange Commission (the “Commission”) the Original Registration Statement under the Securities Act, which became effective on February 4, 2019 for the registration of the Securities under the Securities Act. Following the determination of pricing among the Company and the prospective Investors introduced to the Company by the Placement Agent, the Company will file with the Commission, pursuant to Rules 430B and 424(b) of the Securities Act and the rules and regulations of the Commission (the “Rules and Regulations”) promulgated under the Securities Act, a final prospectus supplement relating to the placement of the Units, the pricing of the Units and the plan of distribution thereof and will advise the Placement Agent of all further information (financial and otherwise) with respect to the Company required to be set forth therein. Such registration statement, at any given time, including the exhibits thereto filed at such time, as amended at such time, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement at the time of effectiveness, together with any preliminary prospectus supplement relating to the Offering, is hereinafter called the “Base Prospectus”; and the final prospectus supplement, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as it may be amended or supplemented) is hereinafter called the “Final Prospectus.” Any reference in this Agreement to the Registration Statement, the Original Registration Statement, the Base Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), if any, which were or are filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any given time, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Original Registration Statement, the Base Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Final Prospectus, as the case may be. As used in this paragraph and elsewhere in this Agreement, “Time of Sale Disclosure Package” means the Base Prospectus, any preliminary prospectus supplement, any subscription agreement between the Company and the Investors, and any issuer free writing prospectus as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package, all considered together as of the Applicable Time. The term “any Prospectus” shall mean, as the context requires, the Base Prospectus, the Final Prospectus, and any supplement to either thereof. The Company has not received any notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or any prospectus supplement or intends to commence a proceeding for any such purpose. For the purposes of this Agreement, the “Applicable Time” is 8:30 a.m. (Eastern time) on the date of this Agreement.

(b) Assurances. The Original Registration Statement, as amended, (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus and the Final Prospectus, each as of its respective date, comply or will comply in all material respects with the Securities Act and the applicable Rules and Regulations thereunder. Each of the Base Prospectus and the Final Prospectus, as amended or supplemented, did not and will not contain, as of the date thereof, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Final Prospectus), in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. Except for this Agreement, there are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. Except for this Agreement, there are no contracts or other documents required to be described in the Base Prospectus or Final Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(c) Offering Materials. Neither the Company nor any of its directors and officers has distributed, and none of them will distribute, prior to each Closing Date, any offering material in connection with the offering and sale of the Units other than the Time of Sale Disclosure Package and the Final Prospectus.

(d) Organization and Qualification. The Company has been duly organized and validly exists as a corporation in good standing under the laws of the State of Delaware, and each of the Company’s subsidiaries has been duly organized and validly exists as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation. The Company and each of its subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, assets, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(e) Authorization; Enforcement. The Company has the power and authority to enter into this Agreement, the Warrants and the Transaction Documents, and to authorize, issue and sell the Securities as contemplated by this Agreement and the Transaction Documents. Each of this Agreement, the Warrants and the Transaction Documents has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(f) No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Documents and the sale of the Securities by the Company and the consummation by the Company of the transactions contemplated herein and therein will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any of its subsidiaries is subject, or by which any property or asset of the Company or any of its subsidiaries is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any of its subsidiaries is a party or by which any property or asset of the Company or any of its subsidiaries is bound or affected or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation or by-laws, except in the case of clauses (A) and (B), to the extent not reasonably likely to have a Material Adverse Effect.

(g) No Violations. Neither the Company nor any of its subsidiaries is in violation or breach of, or default under, its certificate of incorporation, by-laws or other equivalent organizational or governing documents, each as amended and currently in effect, except where the violation, breach or default, in the case of a subsidiary of the Company, is not reasonably likely to result in a Material Adverse Effect.

(h) No Defaults. None of the Company, any of its subsidiaries or, to the Company’s knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(i) Filings, Consents and Approvals. All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement, the Units and the Transaction Documents, and the transactions herein and therein contemplated, have been obtained or made, other than (A) any such consents, approvals, orders, authorizations and required filings that will be obtained or made after the date of this Agreement under the Securities Act, the Exchange Act, the Rules and Regulations thereunder, the applicable state and foreign securities laws and the rules of FINRA in connection with the offer and sale of the Units, and (B) such consents, approvals, orders, authorizations and required filings, the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(j) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. The Shares, when issued and paid for as provided herein, and the Warrant Shares, when issued and paid for as provided in the Warrants, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and, except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Final Prospectus, the issuance of the Securities is not subject to any preemptive or similar rights. The Company has reserved and kept available for the exercise of the Warrants such number of authorized but unissued shares of Common Stock as is sufficient to permit the exercise in full of the Warrants. The Shares and the Warrants, when issued, will conform in all material respects to the descriptions thereof set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(k) No Preemptive Rights. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s certificate of incorporation, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound.

(l) No Investments. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Final Prospectus, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

(m) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and the documents incorporated by reference therein, together with the Final Prospectus and any prospectus supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the Rules and Regulations with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(n) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof and incorporated into the Base Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed, or made any agreements to purchase or redeem, any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to Company equity incentive plans, employee stock purchase plans, stock ownership plans or dividend reinvestment plans, in each case described in the Time of Sale Disclosure Package, the Registration Statement or the Final Prospectus (collectively, the “Equity Plans”), (vi) no executive officer or director of the Company has resigned from any position with the Company and (vii) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than changes resulting from exercises, issuances, repurchases, expirations, terminations or forfeitures (A) of warrants outstanding as of the date hereof in accordance with their terms or (B) with respect to awards outstanding under the Equity Plans as of date hereof in accordance with their terms or any new grants of awards under the Equity Plans in the ordinary course of business). The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares and the Warrants comprising the Units contemplated by the Base Prospectus or disclosed in the Base Prospectus, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or any of its subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day (as defined in the Purchase Agreement) prior to the date that this representation is made.

(o) Litigation. Except as described in the Time of Sale Disclosure Package, the Registration Statement or the Final Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(p) Labor Relations. Except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, there is (A) no significant unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board applicable to or with jurisdiction over the Company, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the knowledge of the Company, threatened against the against the Company, and (B) no labor disturbance by the employees of the Company that exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(q) ERISA. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred or would reasonably be expected to occur with respect to any employee benefit plan of the Company which would, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company is in compliance in all material respects with applicable law, including ERISA and the Code. The Company has not incurred any material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to, singularly or in the aggregate, cause the loss of such qualification.

(r) Compliance. Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, by-laws or other equivalent organizational or governing documents, each as amended and currently in effect, except where the violation, breach or default, in the case of a subsidiary of the Company, is not reasonably likely to result in a Material Adverse Effect. None of the Company, any of its subsidiaries or, to the Company’s knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(s) Environmental Laws. The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its business (“Environmental Laws”), (B) the Sarbanes-Oxley Act and the Rules and Regulations thereunder, (C) the Foreign Corrupt Practices Act of 1977 and the Rules and Regulations thereunder, (D) the Employment Retirement Income Security Act of 1974 and the Rules and Regulations thereunder, and (E) the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all applicable jurisdictions and the Rules and Regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(t) Permits. The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect. All such Permits are free and clear of any material restriction or condition that are in addition to, or materially different from, those normally applicable to similar licenses, certificates, authorizations and permits. The Company has not received notification of any material revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Permit.

(u) Title to Assets. The Company and each of its subsidiaries has good and marketable title to all property (whether real or personal, and other than intellectual property which is subject to clause (w) below) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests and other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. To the Company’s knowledge, the property held under lease by the Company and each of its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or any of its subsidiaries.

(v) Compliance with Applicable Law. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company and each of its subsidiaries: (A) are and at all times have been in compliance with all statutes, rules, and regulations applicable to the Company and its subsidiaries related to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such governmental authority is considering such action; (F) have not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety, efficacy or regulatory compliance of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated or conducted any such notice or action and there are no facts which are reasonably likely to cause, and the Company has not received any written notice from the FDA or any other regulatory agency regarding, a material recall, market withdrawal or replacement of any Company product sold or intended to be sold by the Company, a material change in the marketing classification or a material adverse change in the labeling of any such Company products, or a termination or suspension of the manufacturing, marketing, or distribution of such Company products; and (G) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(w) Patents and Trademarks. The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, except where the failure to own, possess or have such right is not reasonably likely to result in a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus infringe, misappropriate or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and, except as would not reasonably be expected to result in a Material Adverse Effect, the Company is not aware of any factual basis for any such action, suit, proceeding or claim.

(x) Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance covering the Company’s and each of its subsidiaries’, respective businesses, assets, employees, officers and directors in such amounts and covering such risks as, in the Company’s reasonable judgment, is adequate for the conduct of its business and the value of its properties and as is customary for similarly sized companies engaged in similar businesses in similar industries. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. All policies of insurance owned by the Company are, to the Company’s knowledge, in full force and effect and the Company is in compliance with the terms of such policies. There are no material claims by the Company or any of its subsidiaries under any such policy as to which any insurer is denying liability or defending under a reservation of rights clause. The Company has not received written notice from any insurer, agent of such insurer or the broker of the Company that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance. The Company does not insure risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the Time of Sale Disclosure Package.

(y) Adverse Changes. No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(z) Sarbanes-Oxley; Internal Accounting Controls. The Company and each of its subsidiaries is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable Rules and Regulations thereunder that are effective as of the date hereof and as of the Closing Date. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15 of the General Rules and Regulations under the Exchange Act (the “Exchange Act Rules”)) that, except as disclosed in the Company’s SEC Reports, complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Disclosure Package, the Registration Statement or the Final Prospectus, the Company’s internal control over financial reporting was effective as of the end of the Company’s most recent audited fiscal year. Except as described in the Time of Sale Disclosure Package, the Registration Statement or the Final Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 of the Exchange Act Rules) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been reasonably designed to ensure that information required to be disclosed by the Company and each of its subsidiaries is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective.

(aa) No Material Liabilities. Since the respective dates as of which information is given in the Time of Sale Disclosure Package, the Registration Statement or the Final Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business and (b) there has not been any material change in the Company’s long-term or short-term debt. Except as described in the Time of Sale Disclosure Package, the Registration Statement or the Final Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(bb) Certain Fees. Except as described in this Agreement, the Time of Sale Disclosure Package, the Registration Statement or the Final Prospectus, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Placement Agent or the sale of the Units hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Placement Agent’s compensation, as determined by FINRA.

(cc) FINRA Matters. Except as set forth in or incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any Person, as a finder’s fee, investing fee or otherwise, in consideration of such Person raising capital for the Company or introducing to the Company Persons who provided capital to the Company, (ii) any FINRA member or (iii) to the Company’s knowledge, any Person or entity that has any direct or indirect affiliation or association with any FINRA member, in each case within the 12-month period prior to the date on which the Offering was commenced (“Filing Date”) or thereafter. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein. No (i) officer or director of the Company or any of its subsidiaries, (ii) to the Company’s knowledge, owner of five percent (5%) or more of the Company’s unregistered securities or that of its subsidiaries or (iii) to the Company’s knowledge, owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Placement Agent and its counsel if it becomes aware that any officer, director or stockholder of the Company or any of its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Offering. All of the information provided to the Placement Agent or to its counsel by the Company, its officers and directors in connection with letters, filings or other supplemental information provided to FINRA pursuant to NASD Conduct Rule 2710 or 2720 is true, correct and complete in all material respects.

(dd) No Other Arrangements. The Company has not entered into any arrangements, nor has the Company granted any rights, pursuant to which anyone other than the Placement Agent has the right to act as a placement agent or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(ee) Investment Company. The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(ff) Registration Rights. Except as set forth in the Time of Sale Disclosure Package, the Registration Statement or the Final Prospectus, no Person has the right to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement, except Persons who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as set forth in the Time of Sale Disclosure Package, the Registration Statement or the Final Prospectus, there are no Persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(gg) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed or approved for listing on the Nasdaq Capital Market (“Nasdaq”). Except as disclosed in the Registration Statement or Time of Sale Disclosure Package, there is no action pending by the Company or, to the Company’s knowledge, no action pending by Nasdaq to delist the Common Stock from Nasdaq, nor has the Company received any notification that Nasdaq is contemplating terminating such listing. The Company has no securities that are rated by any “nationally recognized statistical organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

(hh) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or would reasonably be expected to become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under this Agreement and the transactions contemplated pursuant to the Final Prospectus.

(ii) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Base Prospectus, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Time of Sale Disclosure Package. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company and its subsidiaries, their respective businesses and the transactions contemplated hereby, including the Time of Sale Disclosure Package as of the Applicable Time, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the 12 months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(jj) No Integrated Offering. The Company has not, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause this Offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market (as defined in the Purchase Agreement) on which any of the securities of the Company are listed or designated.

(kk) Solvency. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the date hereof all outstanding secured and unsecured indebtedness of the Company and each of its subsidiaries, or for which the Company or any of its subsidiaries has material commitments.

(ll) Tax Status. The Company and each of its subsidiaries has filed all foreign, federal, state and local returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such subsidiary except, in all cases, for any such amounts that the Company or any of its subsidiaries is contesting in good faith and except in any case in which the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Placement Agent, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or any of its subsidiaries and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or any of its subsidiaries, in either case to the extent material to the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has engaged in any transaction which is a corporate tax shelter or which would reasonably be expected to be characterized as such by the Internal Revenue Service or any other taxing authority to which the Company or such subsidiary reports or by which it is governed. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(mm) Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment.

(nn) Accountants. To the Company’s knowledge, RBSM LLP, which has expressed its opinion with respect to the audited financial statements for the years ended December 31, 2018 and 2017 filed as a part of the Registration Statement and included in or incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations thereunder. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, RBSM LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(oo) Office of Foreign Assets Control. None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(pp) Money Laundering. The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements and the money laundering statutes and the Rules and Regulations thereunder, including but not limited to the Bank Secrecy Act, as amended by the USA PATRIOT Act, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(qq) No Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee, representative, agent or Affiliate of the Company or any of its subsidiaries is, or is 50% or more owned or otherwise controlled by a Person that is, currently subject to any U.S. sanctions administered by OFAC (a “Sanctioned Person”) or located, organized or resident in a country or territory that is, or whose government is, the subject of sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the Offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC. Except as has been disclosed to the Placement Agent or is not material to the analysis under any sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding five years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries.

(rr) No Commercial Bribery. Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment.

(ss) No Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations promulgated under the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that would reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus which have not been described as required. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(tt) Affiliate Transactions. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under U.S. law.

(uu) Certificates. Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

(vv) Reliance. The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(ww) Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Time of Sale Disclosure Package are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources, to the extent required.

(yy) FINRA Affiliations. There are no affiliations with any FINRA member firm that is participating in the Offering among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company.

(zz) Clinical Studies. The studies, tests and pre-clinical and clinical investigations conducted by or on behalf of the Company and its subsidiaries were and, if still pending, are, in all material respects, being conducted in accordance with established protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug, and Cosmetic Act, and implementing regulations, including good laboratory practice (“GLP”) regulations (21 C.F.R. Part 58), or any other similar foreign, federal, state or local regulations, if any such studies, tests or pre-clinical and clinical investigations are being conducted pursuant to GLP, and good clinical practice and IND requirements (21 C.F.R. Parts 50, 54, 56, and 312), or any other similar foreign, federal, state or local regulations, if any such studies, tests or pre-clinical and clinical investigations were or are subject to good clinical practice regulations or were or are being conducted under an IND (or other similar foreign, federal, state or local regulations). The descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials and the Company is not aware of any studies, tests or trials, the results of which the Company reasonably believes call into question the study, test, or trial results described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus when viewed in the context in which such results are described and the clinical state of development. Except to the extent disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries has received any notices or correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA requiring the termination, suspension or material modification of any studies, tests or pre-clinical or clinical investigations conducted by or on behalf of the Company or any of its subsidiaries. The Company has established and administers a compliance program applicable to the Company and each of its subsidiaries to assist the Company, its subsidiaries and their respective directors, officers and employees in complying with applicable regulatory guidelines (including, without limitation, those administered by the FDA and any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA). Neither the Company nor any of its subsidiaries has failed to file with the applicable regulatory authorities (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any filing, declaration, listing, registration, report or submission that is required to be so filed. All such filings were in material compliance with Applicable Laws and Authorizations when filed and no deficiencies have been asserted by any applicable regulatory authority (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions.

(aaa) Foreign Subsidiaries.

(i) The Company conducts a substantial amount of its operations and generates a substantial amount of its revenue through (i) Avalon (Shanghai) Healthcare Technology Co., Ltd. (“Avalon Shanghai”), a wholly foreign-owned entity formed under the laws of the People’s Republic of China (the “PRC”) and (ii) Beijing Jieteng (GenExosome) Biotech Co. Ltd., a company formed under the laws of the PRC (“Beijing Jieteng”). Avalon Shanghai and Beijing Jieteng are collectively referred to hereinafter as the “PRC Entities.”

(ii) None of the PRC Entities nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(iii) It is not necessary that this Agreement, the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or any other document be filed or recorded with any governmental agency, court or other authority in the PRC.

(iv) No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC by or on behalf of the Placement Agent to any PRC taxing authority in connection with (i) the execution and delivery of this Agreement or (ii) the consummation of the transactions contemplated hereunder, provided that all of the above activities mentioned in clauses (i) and (ii) above take place outside of the PRC.

(v) The Company has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect security holders who are PRC residents with, any applicable Rules and Regulations of the PRC State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each security holder that is, or is directly or indirectly owned or controlled by, a PRC resident to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(vi) The Company has taken all necessary steps to ensure compliance by each of its security holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable Rules and Regulations of the relevant PRC government agencies (including, but not limited to, the PRC Ministry of Commerce, the PRC National Development and Reform Commission and the PRC State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, requesting each security holder, director, officer, employee and participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(vii) Each of the PRC Entities is in compliance with all requirements under all applicable PRC laws and regulations to qualify for their exemptions from enterprise income tax or other income tax benefits (the “Tax Benefits”) as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and the actual operations and business activities of each such PRC Entity are sufficient to meet the qualifications for the Tax Benefits. No submissions made to any PRC government authority in connection with obtaining the Tax Benefits contained any misstatement or omission that would have affected the granting of the Tax Benefits. No PRC Entity has received notice of any deficiency in its respective applications for the Tax Benefits, and the Company is not aware of any reason why any such PRC Entity might not qualify for, or be in compliance with the requirements for, the Tax Benefits.

(viii) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by any PRC Entity as described in the Registration Statement, the Time of Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

Section 3. Delivery and Payment. Each Closing shall occur at the offices of the Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020 (the “Placement Agent Counsel”) (or at such other place as shall be agreed upon by the Placement Agent and the Company). Subject to the terms and conditions hereof, at each Closing, payment of the purchase price for the Units sold on such Closing Date shall be made by Federal Funds wire transfer, against delivery of the Shares and the Warrants comprising such Units, and such Shares and Warrants shall be registered in such name or names and shall be in such denominations as the Placement Agent may request at least one business day before the time of purchase.

Deliveries of the documents with respect to the purchase of the Shares and Warrants, if any, shall be made at the offices of the Placement Agent Counsel. All actions taken at a Closing shall be deemed to have occurred simultaneously.

Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a) Registration Statement Matters. During the period beginning on the date hereof and ending on the earlier of (i) such date as determined by the Placement Agent that the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer or (ii) the completion of the distribution of the Units by the Placement Agent (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Placement Agent for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Placement Agent reasonably objects. From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Placement Agent in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package or the Final Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package or the Final Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that during the Prospectus Delivery Period, it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rules 424(b)(8) or 164(b) under the Securities Act). During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations thereunder, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Units as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period any event occurs as the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statement was made, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Placement Agent or its counsel to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document that would be deemed to be incorporated by reference in the Final Prospectus, in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Placement Agent, allow the Placement Agent the opportunity to provide reasonable comments on such amendment, Final Prospectus or document and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(b) Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further, that the Company shall not be required to produce any new disclosure document. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c) Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior written consent of the Placement Agent, make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Placement Agent expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(d) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations thereunder, provided that the Company will be deemed to have satisfied this obligation to the extent it files such documents on the EDGAR system of the Commission.

(e) Maintenance of Listing. The Company shall use commercially reasonable efforts to maintain the listing of the shares of Common Stock on the Nasdaq Stock Market for at least three years from the date of this Agreement unless the Company is acquired or goes private under Exchange Act Rule 13e-3 prior to such time.

(f) Maintenance of Exchange Act Registration. For a period of three years from the Closing Date, the Company shall use its commercially reasonable efforts to maintain the registration of the Common Stock under the Exchange Act unless the Company is acquired or goes private under Exchange Act Rule 13e-3 prior to such time.

(g) Use of Proceeds. The Company intends to apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(h) No Manipulation of Price. The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to, or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) Lock-Up. The Company hereby agrees that, without the prior written consent of the Placement Agent, it will not, during the period ending 90 days after the date hereof (“Lock-Up Period”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The restrictions contained in the preceding sentence shall not apply to (1) the Securities to be sold hereunder, (2) the issuance, grant or sale of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, not exercisable during the Lock-Up Period, pursuant to any Equity Plan, (3) the issuance of Common Stock upon the conversion of securities or the exercise of warrants disclosed as outstanding as of the date hereof in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package or the Final Prospectus, provided that such securities or warrants have not been amended since the date of this Agreement to increase the number of such securities or warrants or to decrease the exercise price, exchange price or conversion price of such securities or warrants (other than in connection with stock splits or combinations) or to extend the term of such securities, (4) the filing of one or more registration statements on Form S-8 with respect to one or more Equity Plans or (5) the offer, issuance and sale of shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, in connection with any acquisition or strategic investment (including any joint venture, strategic alliance, licensing agreement, collaboration or partnership), provided that (x) the aggregate number of shares of Common Stock issued or issuable pursuant to clause (5) does not exceed five percent (5%) of the number of shares of Common Stock outstanding after giving effect to the sale of the Units contemplated by this Agreement and (y) each recipient of any such shares or other securities pursuant to clause (5) agrees to restrictions on the resale of securities that are consistent with the provisions set forth in the lock-up agreements described in this Section 5(i) for the remainder of the 90-day restricted period.

(j) Communications. Prior to the Closing Date, the Company will issue no press release or other communications, directly or indirectly, and hold no press conference with respect to the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or any of its subsidiaries, or the Offering of the Units, without the prior written consent of the Placement Agent (such consent not to be unreasonably withheld, conditioned or delayed) unless in the judgment of the Company and its counsel, and after notification to the Placement Agent, such press release or communication is required by law.

Section 5. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder on and as of such dates and to each of the following additional conditions:

(a) Amendments and Supplements. If filing of the Final Prospectus, or any amendment or supplement thereto, is required under the Securities Act or the Rules and Regulations thereunder, the Company shall have filed the Final Prospectus (or such amendment or supplement) with the Commission in the manner and within the time period so required (without reliance on Rules 424(b)(8) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package or the Final Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; and any request of the Commission or the Placement Agent for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus or otherwise) shall have been complied with to the Placement Agent’s satisfaction.

(b) Listing. The Shares and the Warrant Shares shall be qualified and approved for listing on Nasdaq, subject to official notice of issuance.

(c) FINRA. FINRA shall have raised no objection to the fairness and reasonableness of the placement agent terms and arrangements.

(d) No Misstatements or Omissions. The Placement Agent shall not have reasonably determined and advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the Placement Agent’s reasonable opinion, is material, or omits to state a fact which, in the Placement Agent’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e) Accountant’s Comfort Letter. The Placement Agent shall have received a letter from RBSM LLP on each Closing Date, addressed to the Placement Agent, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm, of the type ordinarily included in accountant’s “comfort letters” to placement agents, with respect to the financial information, including any financial information contained in Exchange Act Reports filed by the Company or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and other matters required by the Placement Agent.

(f) Opinion of Counsel for the Company. On each Closing Date, there shall have been furnished to the Placement Agent the opinion and negative assurance letter of (i) Goodwin Procter LLP, United States counsel to the Company, (ii) Fleming PLLC, United States counsel to the Company and its United States subsidiaries and (iii) Beijing Bright Law Firm LLP, China counsel to the Company and its subsidiaries, in each case, dated as of each Closing Date, and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent.

(g) Opinion of Intellectual Property Counsel for the Company. On each Closing Date, there shall have been furnished to the Placement Agent the opinion of Beijing Caihe Law Firm, counsel for the Company and its subsidiaries with respect to intellectual property matters, dated as of each Closing Date, and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent.

(h) Negative Assurance Letter of Placement Agent Counsel. On each Closing Date, there shall have been furnished to the Placement Agent a negative assurance letter from (i) Lowenstein Sandler LLP, United States counsel to the Placement Agent, and (ii) JunHe LLP, China counsel to the Placement Agent, in each case, dated as of each Closing Date and addressed to the Placement Agent, in form and substance reasonable satisfactory to the Placement Agent.

(i) Officers’ Certificate. The Placement Agent shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of each Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each Closing Date;

(ii) No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Securities for offering or sale or (C) suspending or preventing the use of the Time of Sale Disclosure Package or the Final Prospectus has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to each Closing Date.

(j) Lock-up Agreements. On or before the date hereof, the Placement Agent shall have received duly executed “lock-up” agreements, in the form attached hereto as Schedule I, between the Placement Agent and each of the parties set forth on Schedule II hereto.

(k) Status of Common Stock. The Common Stock shall be registered under the Exchange Act and shall be listed on Nasdaq, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from Nasdaq, nor shall the Company have received any information suggesting that the Commission is contemplating terminating such registration or listing.

(l) Additional Documents. The Company shall have furnished to the Placement Agent and its counsel such additional documents, certificates and evidence as the Placement Agent or its counsel may have reasonably requested.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6. Payment of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Investors of the Shares and the Warrants comprising the Units, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Warrants, the Time of Sale Disclosure Package, any Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees (including those incurred in connection with blue sky filings) and, subject to the Expense Cap (as defined below), reasonable fees and disbursements of the Placement Agent’s counsel incurred in connection with the qualification of the Securities for offering and sale by the Placement Agent or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Placement Agent shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) all reasonable filing fees and, subject to the Expense Cap, reasonable fees and disbursements of Placement Agent’s counsel, incident to any required review and approval by FINRA of the terms of the sale of the Units, (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. In addition to the foregoing, the Company will reimburse the Placement Agent for its reasonable, documented out-of-pocket legal fees, costs and other expenses incurred in connection with the offering and sale of the Units contemplated hereby, provided that such out-of-pocket legal fees, costs and other expenses, including the fees described in clauses (C) and (E) of the prior sentence as subject to the Expense Cap, and including costs and expenses associated with travel and lodging in connection with the Company’s road show, shall not exceed $175,000 in the aggregate (the “Expense Cap”).

Section 7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless the Placement Agent, its Affiliates, directors and officers and employees, and each Person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Placement Agent or such Person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the most recent time of effectiveness and at any subsequent time pursuant to Rule 430B of the Rules and Regulations promulgated under the Securities Act, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Final Prospectus) or any road-show materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse the Placement Agent for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action (or any legal or other expense reasonably incurred in connection with the evaluation, investigation or defense thereof); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto or any road-show materials, in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof, which written information is described in Section 7(f) of this Agreement.

(b) The Placement Agent will indemnify, defend and hold harmless the Company, its Affiliates, directors, officers and employees, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Placement Agent), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, or any road-show materials or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto or any road–show materials in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.

(c) Promptly after receipt by an indemnified party under Subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof, and the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under Subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the offering and sale of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total placement agent fees received by the Placement Agent, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this Subsection (d). Notwithstanding the provisions of this Subsection (d), the Placement Agent shall not be required to contribute any amount in excess of the amount of the Placement Agent’s fee set forth in the table on the cover of the Final Prospectus. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each Person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Placement Agent under this Section 7 shall be in addition to any liability that the Placement Agent may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and officers, directors and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f) For purposes of this Agreement, the Placement Agent confirms, and the Company acknowledges, that there is no information concerning the Placement Agent furnished in writing to the Company by the Placement Agent specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or any road-show materials.

Section 8. Representations and Indemnities to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Placement Agent and the Company contained in Section 6 and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Units, to and by the Investors pursuant to the Transaction Documents.

Section 9. Termination. The Placement Agent shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to any Closing Date, if in the discretion of the Placement Agent (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Placement Agent, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the reasonable judgment of the Placement Agent, inadvisable or impracticable to market the Shares and the Warrants comprising the Units or enforce contracts for the sale of the Shares and the Warrants comprising the Units, (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or Nasdaq, or trading in securities generally on the Nasdaq Stock Market, the New York Stock Exchange (“NYSE”), or the NYSE American shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, NYSE or NYSE American, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or New York State authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance or (vii) in the reasonable judgment of the Placement Agent, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 6 and Section 7 hereof shall at all times be effective and shall survive such termination. If the Placement Agent elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Placement Agent by telephone, confirmed by letter.

Section 10. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or e-mailed and confirmed to the parties hereto as follows:

If to the Placement Agent:

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Attention: Aaron Gurewitz, Head of Equity Capital Markets

E-mail: ecm@roth.com

With a copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Attention: Steven Skolnick

E-mail: sskolnick@lowenstein.com

If to the Company:

Avalon GloboCare Corp.

4400 Route 9 South, Suite 3100

Freehold, New Jersey 07728

Attention: David Jin, Chief Executive Officer

E-mail: david@avalon-globocare.com

With a copy to:

Goodwin Procter LLP

620 Eighth Avenue

New York, New York 10018

Attention: Thomas Levato

E-mail: TLevato@goodwinlaw.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors and personal representatives, and no other Person will have any right or obligation hereunder.

Section 12. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 13. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have, now or hereafter, to the venue of any such suit, action or proceeding and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service of process upon the Placement Agent, in any such suit, action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that none of the Placement Agent, its Affiliates or the respective officers, directors, employees, agents and representatives of the Placement Agent, its Affiliates and each other Person, if any, controlling the Placement Agent or any of its Affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with this Agreement and transactions described herein, except for any such liability for losses, claims, damages or liabilities incurred by the Placement Agent that are finally judicially determined to have resulted from the willful misconduct or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 14. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, with the same force and effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) The Company acknowledges and agrees that: (a) the Placement Agent has been retained solely to act as placement agent in connection with the sale of the Units and that no fiduciary, advisory or agency relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agent has advised or is advising the Company on other matters; (b) the price and other terms of the Units set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Placement Agent and the Company is capable of evaluating and understanding, and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) the Company has been advised that the Placement Agent and its Affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) the Company has been advised that the Placement Agent is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Placement Agent, and not on behalf of the Company.

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

AVALON GLOBOCARE CORP.

By:	/s/ David Jin
Name: David Jin
Title: President, CEO

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

Roth Capital Partners, LLC

By:	/s/ Aaron Gurewitz
Name: Aaron Gurewitz
Title: Head of Equity Capital Markets

SCHEDULE I

FORM OF LOCK-UP AGREEMENT

April 25, 2019

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Re: Public Offering of Avalon GloboCare Corp.

Ladies and Gentlemen:

The undersigned, a holder of common stock, par value $0.0001 per share (“Common Stock”), or rights to acquire Common Stock, of Avalon GloboCare Corp. (the “Company”) understands that you (the “Placement Agent”) propose to enter into a Placement Agency Agreement (the “Agreement”) with the Company, providing for the public offering (the “Public Offering”) by the Placement Agent of shares of Common Stock and Warrants to purchase shares of Common Stock (collectively, the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

In consideration of the Placement Agent’s agreement to enter into the Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company and you that, without your prior written consent, the undersigned will not, during the period ending 90 days (the “Lock-Up Period”) after the date of the prospectus relating to the Public Offering (the “Prospectus”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without your prior written consent, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing shall not apply to (i) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or gifts; (ii) transfers or dispositions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value; (iii) transfers or dispositions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value; (iv) transfers or dispositions of shares of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; (v) the sale of the Securities to be sold pursuant to the Prospectus; (vi) sales under any trading plan established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “10b5-1 Trading Plan”), and in effect as of the date of this letter; (vii) if the undersigned is an entity, transfers of Common Stock or other securities to an Affiliate (as defined in Rule 12b-2 under the Exchange Act of 1934) in a transaction not involving a disposition for value; (viii) transactions relating to Common Stock acquired in open market transactions after the completion of the Public Offering; and (ix) distributions of shares of Common Stock or other securities of the Company to members, partners or stockholders of the undersigned; provided that, in the case of any transfer or disposition pursuant to clause (i), (ii), (iii), (iv), (vii) or (ix), any donee, transferee or distributee shall execute and deliver to the Underwriter a lock-up letter in the form of this letter.

Schedule I-1

For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Furthermore, notwithstanding the restrictions imposed by this letter, the undersigned may, without your prior written consent, (a) exercise an option to purchase shares of Common Stock granted under any stock incentive plan or stock purchase plan of the Company or exercise outstanding warrants to purchase shares of the Company’s capital stock, provided that the underlying shares issuable upon exercise thereof shall continue to be subject to the restrictions on transfer set forth in this letter; (b) establish a 10b5-1 Trading Plan for the transfer of shares of Common Stock, provided that such plan does not provide for any transfers of Common Stock during the Lock-up Period, and no filing with the Securities and Exchange Commission (the “SEC”) or other public announcement shall be required or voluntarily made by the undersigned or any other Person in connection therewith, in each case during the Lock-Up Period; (c) transfer shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to the Company in connection with the termination of the undersigned’s employment with the Company; and (d) transfer or dispose of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock purchased in the Public Offering from the Underwriter or on the open market following the Public Offering.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This letter shall automatically terminate and the undersigned shall be released from all obligations under this letter upon the earliest to occur, if any, of (i) either the Company, on the one hand, or the Placement Agent, on the other hand, advising the other in writing, prior to the execution of the Agreement, that they have determined not to proceed with the Public Offering, (ii) the Agreement being terminated prior to the Closing Date (as defined in the Agreement), (iii) the registration statement filed with the SEC with respect to the Public Offering being withdrawn and (iv) May 31, 2019 in the event that the Agreement has not been executed by such date.

The undersigned, whether or not participating in the Public Offering, understands that the Placement Agent is entering into the Agreement and proceeding with the Public Offering in reliance upon this letter.

Schedule I-2

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[STOCKHOLDER]

By:
Name:
Title:

SCHEDULE II

List of Lock-Up Parties

Wenzhao Lu

David Jin

Meng Li

Luisa Ingargiola

Steven Sanders

Yancen Lu

Wilbert Tauzin

Willian Stilley

Tevi Troy

Yue “Charles” Li